UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JER Investors Trust Inc.

(Name of Registrant as Specified In Its Charter)

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As filed with the Securities and Exchange Commission on April 30, 2009

1650 Tysons Boulevard, Suite 1600, McLean, VA 22102

April 30, 2009

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of JER Investors Trust Inc. (the “Annual Meeting”) to be held at Courtyard by Marriott—Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102, on May 28, 2009, at 11:00 a.m., Eastern Daylight Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

Joseph E. Robert, Jr.

Chairman of the Board of Directors

For the Board of Directors of JER Investors Trust Inc.

JER INVESTORS TRUST INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2009 AND INTERNET

AVAILABILITY OF PROXY MATERIALS

To the Stockholders of JER Investors Trust Inc.:

The annual meeting of stockholders of JER Investors Trust Inc., a Maryland corporation (the “Company”), will be held at Courtyard by Marriott-Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102, on May 28, 2009, at 11:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	the election of three directors to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and duly qualified;

(ii)	the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on April 30, 2009 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares of common stock be represented at the Annual Meeting regardless of the size of your holdings. A proxy statement, proxy card and self-addressed envelope are enclosed. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose. The Company’s stock transfer books will remain open for the transfer of our common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 28, 2009:

The Company’s proxy statement on Schedule 14A, form of proxy card and 2008 annual report on Form 10-K are available at: http://www.jer.com under the heading “Investor Resources” and subheading “SEC Filings.”

By Order of the Board of Directors,

Daniel T. Ward

Secretary

1650 Tysons Blvd, Suite 1600

McLean, Virginia 22102

April 30, 2009

JER INVESTORS TRUST INC.

1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2009

This proxy statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of JER Investors Trust Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on May 28, 2009, and any adjournments, postponements or delays thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company” and “JER” each refers to JER Investors Trust Inc. We are externally managed and advised by JER Commercial Debt Advisors LLC, which we refer to as “our manager,” an affiliate of J.E. Robert Company, Inc., which we refer to as “J.E. Robert Company.”

The mailing address of our executive office is 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about May 4, 2009.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Date, Time and Place for the Annual Meeting

The 2009 Annual Meeting of Stockholders will be held on May 28, 2009 at 11:00 a.m. Eastern Daylight Time at Courtyard by Marriott—Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, holders of the Company’s Common Stock will vote upon:

(i)	a proposal to elect three directors to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and duly qualified;

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

i

ii

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, e-mail, the internet, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on April 30, 2009 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged The Altman Group to assist in soliciting proxies from brokers, banks and other nominee holders of our Common Stock at a cost of approximately $6,000, plus reasonable out-of-pocket expenses.

Shares Entitled To Vote

As of the close of business on April 30, 2009, there were entitled to vote 4,987,744 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 30, 2009 are entitled to vote at the Annual Meeting or any adjournment thereof.

Required Vote

A quorum will be present if holders of outstanding shares of our Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy. If you have returned a valid proxy or, if you hold your shares of Common Stock in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast by holders of outstanding shares of our Common Stock at the Annual Meeting is sufficient to elect a nominee to be a director if a quorum is present. However, it is the policy of the Company that if a current member of our Board of Directors who is standing for re-election does not receive a majority of all the votes cast on the matter, the applicable individual will be required to submit his or her resignation from our Board of Directors for consideration by our Board of Directors.

For all other matters to be voted upon at the Annual Meeting, a majority of the votes cast of our Common Stock at the Annual Meeting is sufficient to approve such matter if a quorum is present.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this proxy statement, we are not aware of any other matter to be raised at the Annual Meeting.

Abstentions and Broker Non-votes

Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” are instances in which a broker holding shares of record for a beneficial owner votes on certain matters but does not vote the shares on other matters because it is precluded by rules of a stock exchange or the Financial Industry Regulatory Authority, Inc. from doing so.

Abstentions and broker non-votes will have no effect on the outcome of the election of our Board of Directors, including with respect to the re-election of current directors (subject to our director resignation policy, as described above under “—Required Vote”) or any other matter for which the required vote is a proportion of the votes cast.

However, abstentions and broker non-votes will have the same effect as a vote “Against’ any matter for which the required vote is a majority of the votes entitled to be cast at the Annual Meeting. We will count shares that abstain from voting on such matters or broker non-votes as votes cast against such matters.

Brokers who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote only on the election of directors and the ratification of the independent registered public accounting firm. A vote “withheld” from a director nominee will have no effect on the outcome of the overall vote for such director nominee because a plurality of the votes cast at the Annual Meeting is required for the election of each director nominee. In determining whether any matter for which the required vote is a majority of the votes entitled to be cast at the Annual Meeting has received the requisite vote, abstentions will have the same effect as a vote “Against” the proposals and will affect the outcome of the vote.

How to Vote

If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions at any time prior to the date and time of the Annual Meeting through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Daniel T. Ward, at 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102;

•	sign, date and mail a new proxy card to our Secretary; or

•	attend the Annual Meeting and vote your shares in person.

If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: JER Investors Trust Inc., 1650 Tysons Blvd, Suite 1600, McLean, Virginia, 22102, Attention: Investor Relations.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from such stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to JER Investors Trust Inc., 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102, Attention: Investor Relations.

Voting Results

American Stock Transfer & Trust Company, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009, which we plan to file with the SEC in August 2009.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents. The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition proxy statement.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

(i)	FOR the election of each nominee to our Board of Directors; and

(ii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009.

How Shares Represented by Proxies will be Voted

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on such proxy unless it is properly revoked prior to the Annual Meeting. If no specification is made on such proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted pursuant to the recommendation of the Board of Directors, as stated above. With respect to any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof, proxies will be voted in the discretion of the proxy holder.

BOARD OF DIRECTORS

Our Board of Directors currently consists of eight directors. Upon the expiration of their current terms at the Annual Meeting, three of our eight current directors (Joseph E. Robert, Jr., Daniel J. Altobello and Peter D. Linneman) will be nominated to serve terms of one year each through our annual meeting of stockholders to be held in May 2010.

Our By-laws provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one, which is the minimum number required by the Maryland General Corporation Law, nor more than 15. On April 29, 2009, our Board of Directors determined that it was in the best interest of the Company for the size of the Board of Directors to decrease from eight members to three members on the date of the 2009 annual meeting of stockholders. All of our officers serve at the discretion of our Board of Directors.

The following table sets forth certain information about each of our eight current directors, including the three director nominees.

Name	Age	Position With Us
Joseph E. Robert, Jr.	57	Chairman of the Board of Directors and Chief Executive Officer
Keith W. Belcher	49	Vice Chairman of the Board of Directors and Executive Vice President
Mark S. Weiss	48	Director and President
Daniel J. Altobello	68	Director
Peter D. Linneman	58	Director
W. Russell Ramsey	49	Director
Frank J. Caufield	69	Director
Dwight L. Bush	52	Director

Information Concerning Directors and the Director Nominees

Set forth below is certain biographical information for our eight current directors, including the three director nominees, as well as the year each was first elected to be one of our directors, if applicable, and his beneficial ownership of shares of our Common Stock as of April 30, 2009. For a description of beneficial ownership, please see the section entitled “Security Ownership of Management and Certain Beneficial Owners.”

Joseph E. Robert, Jr. Chairman of the Board of Directors and Chief Executive Officer since 2004 488,337 shares of our Common Stock beneficially owned Age: 57	Joseph E. Robert, Jr. has been our chairman and chief executive officer since 2004, and is the founder, chairman and chief executive officer of J.E. Robert Company. He is responsible for establishing the strategic direction of the firm and developing and managing key relationships for deal origination and capital sourcing. Mr. Robert served as vice chairman of the board of the National Realty Committee, was a member of its executive committee and is a founding member of the Real Estate Roundtable. He is chairman of Business Executives for National Security, Fight for Children, the US-UAE Business Council and the Washington Scholarship Fund. Mr. Robert is a director of the Atlantic Council, the Center for Strategic and International Studies, the National Geographic Society, the Peterson Institute of International Economics, Quincy Jones Listen Up Foundation and Smithsonian’s National Zoo. He serves on the National Board of Advisors of Children’s Scholarship Fund, the Policy Advisory Board of the Fisher Center of Real Estate and Urban Economics of the University of California and the Kennedy Center Board of Trustees.

Keith W. Belcher Vice Chairman of the Board of Directors and Executive Vice President since 2004 3,516 shares of our Common Stock beneficially owned Age: 49	Keith W. Belcher is a managing director of J.E. Robert Company and our manager, and has been vice chairman of our Board of Directors and our executive vice president since 2004. Mr. Belcher also serves on our investment committee. Mr. Belcher joined J.E. Robert Company in 1991. Mr. Belcher is responsible for all commercial mortgage backed securities (“CMBS”) acquisitions made by J.E. Robert Company and performs the same function for us. He also oversees the asset management of the underlying assets in CMBS issuances assigned to J.E. Robert Company as special servicer. Previously, Mr. Belcher managed J.E. Robert Company’s asset management contracts with the RTC, which exceeded $3.5 billion in asset value. Mr. Belcher holds a B.B.A. degree in finance and a B.A. degree in economics from Southern Methodist University.

Mark S. Weiss Director since 2007 and President since 2006 17,629 shares of our Common Stock beneficially owned Age: 48	Mark S. Weiss is a managing director of J.E. Robert Company, president of our manager and also serves as our president and is a member of our Board of Directors. Mr. Weiss joined J.E. Robert Company in 2006. Mr. Weiss also serves on our investment committee. He has primary responsibility for subordinate real estate debt opportunities, commercial mortgage backed securities, loan origination activities, capital sourcing and, together with Mr. Robert, setting the strategic direction of the Company. Prior to joining us, Mr. Weiss spent 16 years at Goldman Sachs, most recently as a managing director for commercial and residential mortgage originations and securitizations. Mr. Weiss received a B.A. in Economics and Math from Dartmouth College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Daniel J. Altobello Director since 2004 2,756 shares of our Common Stock beneficially owned Age: 68	Daniel J. Altobello has been a director since 2004. Since 1991, Mr. Altobello has been chairman of Altobello Family LP. Mr. Altobello also served as chairman of the board of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs from 1995 to 2001. From 1989 to 1995, Mr. Altobello was the chairman, chief executive officer and president of Caterair International Corporation. He currently serves on the board of directors of MESA Air Group, Diamond Rock Hospitality Trust and Friedman, Billings, Ramsey Group, Inc. In addition, Mr. Altobello serves on the boards of directors for a number of non-public entities, including the Advisory Board of Thayer Capital Partners. Mr. Altobello holds a B.A. degree from Georgetown University and an M.B.A. from Loyola College in Maryland.

Peter D. Linneman Director since 2004 2,995 shares of our Common Stock beneficially owned Age: 58	Peter D. Linneman has been a director since 2004. Dr. Linneman is the Albert Sussman Professor of Real Estate, Finance and Public Policy at the Wharton School of Business, the University of Pennsylvania. A member of Wharton’s faculty since 1979, Dr. Linneman served as the founding chairman of Wharton’s real estate department, the director of Wharton’s Zell-Lurie Real Estate Center for 13 years and the founding co-editor of The Wharton Real Estate Review. Dr. Linneman is currently the principal of Linneman Associates. He serves on the board of directors of Equity One, Inc., the Crosland Group and Sunbelt Management. Dr. Linneman holds a Ph.D. in economics from the University of Chicago.

W. Russell Ramsey Director since 2004 18,627 shares of our Common Stock beneficially owned Age: 49	W. Russell Ramsey has been a director since 2004. He is also the chairman and chief executive officer of Ramsey Asset Management, a hedge fund manager based in the Washington, D.C.-area, which he founded in 2001. Prior to 2001, Mr. Ramsey was president and co-chief executive officer of Friedman, Billings, Ramsey Group, Inc., which he co-founded in 1989. From 2005-2007, Mr. Ramsey served as chairman of The George Washington University’s endowment fund’s investment committee. He is also on the National Geographic Society’s Council of Advisors, is an advisor to Convergent Wealth Management and serves as chairman of The George Washington University’s board of trustees. He received a B.S. in Business Administration from The George Washington University.

Frank J. Caufield Director since 2004 20,946 shares of our Common Stock beneficially owned Age: 69	Frank J. Caufield has been a director since 2004. He is a co-founder of Kleiner Perkins Caufield & Byers (“KPCB”). KPCB is one of the largest and most prominent venture capital firms in the United States. Since 1978, it has invested in over 250 companies that today have revenues of over $150 billion and employ over 300,000 people. Mr. Caufield has served on the boards of Quantum Corporation, Caremark, Inc., Megabios, Verifone, Inc., Wyse Technology, Quickturn Corporation, and AOL, Inc., as well as many other private and public companies. He also served as the chairman of the Child Abuse Prevention Society of San Francisco. He is currently the lead independent director of Time Warner. He also serves as a director of The U.S. Russia Investment Fund, Refugees International, the Council on Foreign Relations and the San Francisco Film Society. Prior to the formation of KPCB, Mr. Caufield was a general partner and manager of Oak Grove Ventures, a venture capital partnership located in Menlo Park, California. He is a past president of both the Western Association of Venture Capitalists and the National Venture Capital Association. Mr. Caufield is a graduate of the United States Military Academy and holds an M.B.A. from the Harvard Business School.

Dwight L. Bush Director since 2008 1,133 shares of our Common Stock beneficially owned Age: 52	Dwight L. Bush has been a director since 2008. Mr. Bush is currently managing partner of D. L. Bush & Associates, a financial advisory and investment firm. He formerly served as chairman, president and CEO of Urban Trust Bank, an affiliate of the RLJ Companies. Mr. Bush has nearly 30 years of corporate banking, private equity, mergers and acquisition, and strategic financial management experience. His career includes roles as a financial transaction professional and as a corporate officer. Mr. Bush was also a principal at Stuart Mill Capital, LLC. Prior to joining Stuart Mill Capital, Mr. Bush was vice president, corporate development and chief credit officer for Sallie Mae. Mr. Bush joined Sallie Mae after a 15 year career at The Chase Manhattan Bank where he worked in a variety of capacities before departing as a managing director in 1994. Mr. Bush is a member of the Board of Directors of EntreMed, Inc. Among other things, Mr. Bush is also a member of the Boards of Trustees of the GAVI Alliance, Cornell University and The National Symphony Orchestra.

Statement on Corporate Governance

Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. The Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that applies to all employees of J.E. Robert Company who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above.

Our internet address is http://www.jer.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for senior officers, Corporate Governance Guidelines, and the charter of the Audit Committee of our Board of Directors. You may also obtain these documents in print by writing the Company at 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102, Attention: Investor Relations. Our Sarbanes-Oxley Section 302 Certification was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008.

Board and Committee Meetings

During the year ended December 31, 2008, our Board of Directors held ten meetings. On October 30, 2008, our Board of Directors adopted a written policy formalizing the Board of Directors’ existing policy encouraging directors to attend each meeting of the Board of Directors and of committees thereof on which they serve either in person or by other means through which all persons participating in the meeting can communicate with each other. No director attended fewer than 75% of all meetings of our Board of Directors or the committees on which such director served. During the year ended December 31, 2008, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, each governed by a written charter adopted by our Board of Directors. During 2008, the Audit

Committee met 11 times, the Compensation Committee met once and the Nominating/Corporate Governance Committee met twice. Although director attendance at our annual meeting each year is encouraged, we do not have an attendance policy for such meeting. Messrs. Robert, Belcher, Altobello, Weiss and Bush attended our annual meeting of stockholders in 2008.

On April 14, 2009, the New York Stock Exchange (the “NYSE”) filed a Form 25 with the SEC to remove our Common Stock from listing on the NYSE, which became effective on April 24, 2009. As a result, we are no longer subject to the rules of the NYSE and related federal securities laws that previously required us to maintain a Nominating/Corporate Governance and Compensation Committee. On April 29, 2009, our Board of Directors adopted resolutions, effective as of the date of the Annual Meeting: (i) amending our Corporate Governance Guidelines to eliminate the requirement that we maintain a Nominating/Corporate Governance Committee; (ii) amending our Code of Ethics to eliminate the responsibilities of the Nominating/Corporate Governance Committee contained therein; (iii) rescinding the charters of the Nominating/Corporate Governance and Compensation Committees, (iv) eliminating the Nominating/Corporate Governance and Compensation Committees; and (v) reducing the size of the Board of Directors from eight to three. After the Annual Meeting, the Board of Directors will assume all responsibilities previously held by the Nominating/Corporate Governance and the Compensation Committees. The status of our Audit Committee and its functions were not affected by the foregoing resolutions.

Audit Committee. The members of the Audit Committee are Messrs. Altobello (chairman), Ramsey and Linneman. The Board of Directors has determined that each member of the Audit Committee is financially literate. The Board of Directors has determined that Mr. Altobello qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. Actions taken by the Audit Committee are reported to the Board of Directors, usually at its next meeting.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board of Directors’ oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is responsible for pre-approval of audit and, subject to de minimis exceptions, permitted non-audit services.

Compensation Committee. The members of the Compensation Committee are Messrs. Bush (chairman), Caufield and Altobello. The Compensation Committee has been responsible for overseeing the annual review of the management agreement that we entered into with our manager on June 4, 2004 (as amended to date, the “Management Agreement”), administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company, making recommendations to the Board of Directors regarding director compensation and preparing reports to be included in the Company’s public filings as required by the rules of the SEC. In 2008, the Compensation Committee conducted its annual review of the Management Agreement after which it advised the full Board of Directors that, in its view, there was no contractual basis to recommend a termination of the Management Agreement, and that the management fees earned by our manager are fair. Following the Annual Meeting, our Board of Directors will no longer maintain a Compensation Committee.

Nominating/Corporate Governance Committee. The members of the Nominating/Corporate Governance Committee (the “Nominating/Governance Committee”) are Messrs. Linneman (chairman), Ramsey and Bush. The functions of the Nominating/Governance Committee have included the following: (a) recommending to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; (b) advising the Board of Directors with respect to board composition, procedures and committees; (c) advising the Board of Directors with respect to the corporate governance principles applicable to the

Company; and (d) overseeing the evaluation of the Board of Directors. Following the Annual Meeting, our Board of Directors will no longer maintain a Nominating/Governance Committee.

The Board of Directors, as required by the Company’s By-Laws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Board of Directors will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Non-Management Directors. Our non-management directors meet regularly in executive session without any members of management present. Mr. Daniel J. Altobello presides at such regularly scheduled executive sessions of the non-management directors.

Director Nomination Procedures

The Company’s By-Laws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at JER Investors Trust Inc., 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102. The Secretary must receive notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s By-Laws) at least 90 days (but not more than 120 days) before the first anniversary of the date on which the notice for the preceding year’s annual meeting was mailed (the “Preceding Year’s Mailing Date”). However, if you receive notice for an annual meeting which is dated more than 30 days earlier or later than the first anniversary of the Preceding Year’s Mailing Date, the Secretary of the Company must receive such notice not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of: (a) 90 days before the mailing date of the notice for such meeting or (b) the tenth day following the day on which disclosure of the mailing date of the notice for such meeting is first made.

The Board of Directors will identify potential nominees by asking current directors and executive officers to notify the Board of Directors if they become aware of suitable candidates. The Board of Directors also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Board of Directors will also consider candidates recommended by stockholders.

The Board of Directors believes that the qualifications for serving as a director of the Company, taking into account such person’s familiarity with the Company, are possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board of Directors to fulfill their duties.

Stockholder and Interested Party Communications with Directors

The Company provides the opportunity for stockholders and other interested parties to communicate with the members of the Board of Directors, the presiding director or with the non-management directors as a group. Stockholders and other interested parties can contact the Board of Directors, the presiding director or the non-management directors as a group to provide comments, to report concerns, or to ask a question, at the following address:

The Board of Directors of JER Investors Trust Inc.

c/o Mr. Daniel T. Ward, Secretary

1650 Tysons Blvd, Suite 1600

McLean, Virginia 22102

Stockholder Proposals for 2010 Annual Meeting

Nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such stockholder proposals will be eligible for consideration for inclusion in the proxy statement for the 2010 annual meeting of stockholders if the proposals are received by the Company at the address set forth below on or before January 4, 2010, or at least 120 days before the first anniversary of the preceding year’s proxy statement mailing date.

In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered timely for the purposes of Rule 14a-4(c), the Secretary of the Company must receive the proposal by March 20, 2010, or at least 45 days before the first anniversary of the preceding year’s proxy statement mailing date.

The deadline for submitting stockholder proposals for the 2010 stockholder meeting pursuant to the Company’s By-laws is between January 4, 2010 and February 3, 2010, or 90 to 120 days prior to the first anniversary of the preceding year’s proxy statement mailing date. Any stockholder proposal not submitted between such dates would be considered untimely. Any proposal should be submitted in writing to the Company’s Secretary at JER Investors Trust Inc., 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

In accordance with, and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act, and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

We operate under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC. Our charter is available on the Company’s website at http://www.jer.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the financial reporting process including the system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) and has discussed with the independent registered public accounting firm their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2009.

THE AUDIT COMMITTEE

Daniel J. Altobello

W. Russell Ramsey

Peter D. Linneman

EXECUTIVE OFFICERS

The following table shows the names and ages of the individuals who were our executive officers as of December 31, 2008 and the positions held by each individual on that date. On April 30, 2009, Tae-Sik Yoon resigned from his position as our Executive Vice President and from his position as managing director of our manager. Mr. Yoon remains a managing director and chief financial officer of J.E. Robert Company. A description of the business experience of each executive officer for at least the past five years follows the table.

Name	Age	Position With Us
Joseph E. Robert, Jr.	57	Chairman of the Board of Directors and Chief Executive Officer

Keith W. Belcher	49	Vice Chairman of the Board of Directors and Executive Vice President

Mark S. Weiss	48	Director and President

Tae-Sik Yoon	41	Executive Vice President

J. Michael McGillis	47	Chief Financial Officer, Vice President and Treasurer

Kenneth D. Krejca	38	Vice President

Daniel T. Ward	51	Secretary

For information regarding Messrs. Robert, Belcher and Weiss, please see the section entitled “Information Concerning Directors and the Director Nominees.”

Tae-Sik Yoon is a managing director and chief financial officer of J.E. Robert Company. Mr. Yoon also serves on our investment committee. Mr. Yoon served as managing director of our manager and as our executive vice president through April 30, 2009. Mr. Yoon joined J.E. Robert Company in 1999. He has primary responsibility for risk and portfolio management, capital markets (debt and equity) and finance and accounting for J.E. Robert Company. From 1989 to 1991, and then again from 1997 to 1999, Mr. Yoon worked in the real estate investment banking group of Morgan Stanley & Co. in New York City and Los Angeles, CA, and from 1994 to 1997 was a corporate attorney at the law firm of Williams & Connolly in Washington, D.C. Mr. Yoon received a B.A. degree in biology from the Johns Hopkins University and a J.D. degree from Harvard Law School. He is a member of the bars of Washington, D.C., the State of Maryland and the United States Patent & Trademark Office.

J. Michael McGillis is our chief financial officer, vice president and treasurer. He is responsible for the finance and accounting functions of our business. Mr. McGillis joined J.E. Robert Company in 2006 from Freddie Mac, where he was a vice president in finance from 2003 to 2006. Prior to Freddie Mac, Mr. McGillis was the chief financial officer of Starcom Holdings/Constar International from 1999 to 2003. He has also worked in chief financial officer, portfolio management, corporate finance and audit capacities at AEW Capital Management/Copley Real Estate Advisors, Robertson Ceco Corporation and PricewaterhouseCoopers. He has over 20 years of diverse experience involving real estate and corporate valuations, acquisitions, sales and financing as well as financial reporting, operations and administration in both public and private companies. Mr. McGillis holds a B.S. in Business Administration from Northeastern University and is a Certified Public Accountant.

Kenneth D. Krejca is a director of J.E. Robert Company and our manager and also serves as our vice president. Mr. Krejca’s primary responsibilities include sourcing, underwriting and managing CMBS investments for us. Before joining J.E. Robert Company, from 1996 to 2004, Mr. Krejca was a director in Bank One’s CMBS investment group. In his capacity as a director, Mr. Krejca has been involved in all facets of the CMBS investment process, including originating, underwriting, syndicating and managing loan pools. Mr. Krejca has over ten years experience in subordinate CMBS investments. Mr. Krejca holds a B.S. degree in accounting from DePaul University.

Daniel T. Ward is a managing director and general counsel of J.E. Robert Company and our manager and our secretary. Mr. Ward joined J.E. Robert Company in 1991. Mr. Ward is responsible for all legal matters involving investment structuring, document negotiation and transaction closings and capital raising activities for J.E. Robert Company. Mr. Ward holds a B.S. degree in accounting from Villanova University and a J.D. degree from The National Law Center, George Washington University. Mr. Ward is a member of the Washington, D.C. Bar.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the information presented in the compensation tables, the footnotes to those tables and the related disclosures appearing elsewhere in this proxy statement. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. The number of shares and prices of our Common Stock provided herein reflect the 1-for-10 reverse stock split effected by us on February 20, 2009.

This Compensation Discussion & Analysis relates primarily to the compensation we pay to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2008 (the “Covered Executives”), although certain of the information provided herein relates to compensation paid to all of our executive officers.

Overview

We are externally managed and advised by JER Commercial Debt Advisors LLC, which we refer to as “our manager,” an affiliate of J.E. Robert Company. JER Commercial Debt Advisors was formed in April 2004 for the sole purpose of managing us.

We and our manager have no employees. Each of our executive officers is also a non-employee officer of our manager and employed by J.E. Robert Company. We are party to an amended management agreement that we originally entered into with our manager on June 4, 2004, pursuant to which our manager provides for the day-to-day management of our operations. We rely on the facilities, resources and personnel of J.E. Robert Company to conduct our operations, including providing us with our executive officers through our manager pursuant to our services agreement with J.E. Robert Company. See “Services Agreement with J.E. Robert Company” below.

Because our Management Agreement provides that our manager assumes principal responsibility for managing our affairs, our executive officers do not receive a salary, bonus or employee benefits from us for serving as our executive officers. However, in their capacities as officers or employees of J.E. Robert Company, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the Management Agreement. The following table lists our executive officers as of December 31, 2008 and the positions they have or had, as applicable, with JER Commercial Debt Advisors, our manager, and J.E. Robert Company.

Officer of JER Investors Trust Inc.	Position at JER Commercial Debt Advisors	Position at J.E. Robert Company
Joseph E. Robert, Jr. Chairman and Chief Executive Officer	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer

Keith Belcher Vice Chairman and Executive Vice President	Managing Director	Managing Director

Mark S. Weiss Director and President	President	Managing Director

Tae-Sik Yoon Executive Vice President	Managing Director	Chief Financial Officer and Managing Director

J. Michael McGillis Chief Financial Officer, Vice President and Treasurer	Chief Financial Officer—Investments and Director	Chief Financial Officer— Investments and Director

Kenneth Krejca Vice President	Director	Director

Daniel T. Ward Secretary	Managing Director and General Counsel	Managing Director and General Counsel

All of our executive officers receive their cash compensation, including base salaries and bonuses, from J.E. Robert Company. Our manager and J.E. Robert Company have informed us that, because the services performed by our executive officers are not performed exclusively for us, they cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by J.E. Robert Company that relates solely to their services to us.

In addition to the compensation provided to our executive officers by J.E. Robert Company, we have in the past provided, and may in the future continue to provide our manager, our executive officers and certain other employees of J.E. Robert Company with awards granted pursuant to our Nonqualified Stock Option and Incentive Award Plan and Nonqualified Stock Option and Incentive Award Plan (Manager Only), which we refer to together as our “Incentive Plan.” Please see the section entitled “JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan” for a description of the material terms of the Incentive Plan.

The Compensation Committee has been composed of Messrs. Bush, Caufield and Altobello, with Mr. Bush acting as chairman. The principal functions of the Compensation Committee have been to:

•	review the goals and objectives of our executive compensation plans;

•	administer our incentive plans and recommend any amendments or successor plans for stockholder approval;

•	review and approve grants of awards pursuant to any incentive plans and recommend such grants to the Board of Directors for final approval;

•	evaluate the performance of our executive officers;

•	evaluate the appropriate level of compensation for Board of Directors and committee service by non-employee directors;

•	review and approve any employment, severance or termination agreements that may be made with any executive officer;

•	review perquisites or other personal benefits, if any, to our executive officers; and

•	annually evaluate the goals and objectives of our Management Agreement, the fees payable pursuant to the Management Agreement and the performance of our manager.

Decisions on grants were ultimately made by the Compensation Committee and approved by the Board of Directors. After the Annual Meeting, decisions on grants will be made by the Board of Directors.

The Compensation Committee has had the authority to engage compensation consultants to assist with setting executive officer equity compensation pursuant to our Incentive Plan. The Compensation Committee retained Frederic W. Cook & Co., Inc. as its compensation consultant (the “Compensation Consultant”) to advise it on a variety of compensation related issues. The Compensation Consultant reported directly to the chairman of the Compensation Committee and did not perform any services for management unless requested by the chairman of the Compensation Committee. The Compensation Consultant received no compensation from the Company other than for its work in advising the Compensation Committee, and maintained no other economic relationships with the Company. In addition, the Company itself has engaged The Schonbraun McCann Group as a compensation consultant.

In 2008, the Compensation Consultant conducted a competitive analysis of the terms of the Management Agreement relative to market standards.

Compensation Philosophy and Objectives

The objectives of our compensation program are to:

•

reinforce our long-term commitment to the success of our manager and the directors, consultants, executive officers and certain other employees of J.E. Robert Company who are or will be responsible for such success;

•	facilitate the ownership of our stock by these persons by aligning their interests with those of our stockholders; and

•	benefit our stockholders by encouraging high levels of performance by persons whose performance is a key element in achieving our continued success.

We established the Incentive Plan in order to achieve these goals. As noted above, our Compensation Committee determined only the equity-based compensation to be awarded to our non-employee officers, who are employed by, and receive cash compensation from, J.E. Robert Company.

Compensation Setting Process

In 2008, the Compensation Committee determined the extent of our equity award grants. In making such determination, the Compensation Committee reviewed and considered (1) recommendations of our manager, (2) industry and market conditions and the Company’s future objectives and challenges, (3) advice from its Compensation Consultant and (4) compensation structure and amounts paid by comparable companies. During 2008, based upon Management’s judgment, the Company’s performance and industry and market conditions, the Compensation Committee did not make any equity grants. Since we will no longer have a Compensation Committee following the Annual Meeting, our Board of Directors will assume responsibility for the compensation setting process. In 2009 and thereafter, the Board of Directors will annually determine the extent of our equity award grants in substantially the same manner as described above.

Long-Term Equity Incentives

Pursuant to the provisions of the Incentive Plan, our Compensation Committee had the authority to (i) administer the Incentive Plan, (ii) interpret the Incentive Plan and (iii) grant shares of our Common Stock, stock options, stock appreciation rights, restricted stock, performance awards, outperformance awards and other stock or performance-based awards to our manager, non-officer directors, consultants, our executive officers and other personnel. We believe that our Incentive Plan aligns the interest of our management and personnel, on the one hand, and our stockholders, on the other, in that it incentivizes Company management and personnel to achieve strong returns for stockholders.

During 2008, we made no equity grants to our key personnel, including our Covered Executives; however, in prior years we did grant restricted shares of Common Stock to our Covered Executives and other key personnel. During 2008, we made equity grants to certain of our directors who were considered independent under the rules of the NYSE, as discussed below in the section entitled “Director’s Compensation.” In order to more closely align the interests of such independent directors with our stockholders, those directors’ stock grants are deferred until six months following their cessation of service.

Tax and Accounting Implications

In general, Section 162(m) of the Internal Revenue Code, denies a deduction for compensation in excess of $1.0 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. We intend that the Incentive Plan and awards granted under the Incentive Plan be administered so that all of the compensation paid thereunder will be tax deductible under Section 162(m).

We account for stock-based compensation awards for non-employees (awards issued to our manager, and employees of affiliates of our manager) in accordance with EITF Issue No. 96-18 (EITF 96-18) “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” based on the definition of an employee in SFAS No. 123R, “Share-Based Payments,” (“FAS 123R”). EITF 96-18 established accounting requirements using a fair-value based method of accounting for stock-based non-employee compensation plans. Compensation expense related to these non-employee awards is initially measured at fair value at the grant date, remeasured at subsequent dates to the extent the awards are unvested, and amortized into expense over the requisite service period on a straight-line basis.

Summary Compensation Table

The following table sets forth summary information concerning the compensation expense recognized by the Company for each of our Covered Executives for the Company’s fiscal years 2008 and 2007.

Name and Principal Position	Year	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Joseph E. Robert, Jr.	2008	$—	$—	$—
Chief Executive Officer	2007	$—	$—	$—
	2006	$—	$—	$—

Mark S. Weiss	2008	$2,020	$(4,512)	$2,492
President	2007	$81,141	$(8,041)	$73,100
	2007	$108,065	$23,101	$131,166

J. Michael McGillis	2008	$657	$—	$657
Chief Financial Officer, Vice President and Treasurer	2007	$10,854	$—	$10,854
	2006	$—	$—	$—

Tae-Sik Yoon	2008	$1,314	$—	$1,314
Executive Vice President	2007	$21,707	$—	$21,707
	2006	$—	$—	$—

Keith Belcher	2008	$876	$—	$876
Executive Vice President	2007	$14,471	$—	$14,471
	2006	$—	$—	$—

(1)	The amount reported in these columns reflects the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2008, but attributable to grants made in prior years, in accordance with EITF 96-18. Assumptions used in the calculation of this amount are included in Note 4 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Grants of Plan-Based Awards for 2008

The Company did not make equity-based grants to our Covered Executives during 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

The table below sets forth information concerning the equity awards held by all Covered Executives pursuant to the Incentive Plan as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Estimated Fair Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Joseph E. Robert, Jr.	—	—	—	N/A	N/A	—	—	—	—
J. Michael McGillis	—	—	—	N/A	N/A	250	$233	375	$349
Mark S. Weiss	3,000	4,500	7,500	$177.50	5/30/2016	3,100	2,914	5,000	4,650
Tae-Sik Yoon	—	—	—	N/A	N/A	500	465	750	698
Keith Belcher	—	—	—	N/A	N/A	333	310	500	465

Subject to certain conditions, the stock options and shares of restricted stock granted to the Covered Executives under the Incentive Plan vest over a period of three or five years, depending on the grant. Certain of these restricted shares and stock options vest over the requisite service period and the remainder are subject to the achievement of certain performance targets, including the Company achieving certain financial performance goals or objectives. The performance goals for awards are based on the Company’s cumulative total return to holders of our Common Stock or the Company’s net return on equity, in either case, during the performance period. The number of stock options and shares of restricted stock granted under the Incentive Plan and the associated prices thereof provided in this discussion reflect the 1-for-10 reverse stock split effected by us on February 20, 2009.

Upon joining the Company during 2006, our president, Mark S. Weiss, was awarded 6,000 shares of restricted Common Stock and an option to purchase 15,000 shares of Common Stock. Both grants were made under the Incentive Plan as a means of immediately linking Mr. Weiss’s future success as president of the Company with the goals of our stockholders.

The terms of Mr. Weiss’s initial restricted stock award are as follows:

•

3,000 shares of restricted Common Stock have vested or will vest, subject to continued employment with J.E. Robert Company, in five equal annual installments of 600 shares, starting on June 30, 2007; and

•

3,000 shares of restricted Common Stock will vest as follows, subject to continued employment with J.E. Robert Company: 600 vest on June 30, 2009, 600 vest on June 30, 2010, and 1,800 vest on June 30, 2011, only upon achievement of either of the following: (i) if a performance target of total stockholder return of at least 16% per annum is met based on an initial stock price of $154.85 per share, which represents the average closing price of our Common Stock on the NYSE during the months of May and June 2006, or (ii) the Company has a net return on equity of greater than 13% per annum on a cumulative compounded basis since July 1, 2006.

If the performance targets are not met for June 30, 2009, June 30, 2010 or June 30, 2011 (each, a “Performance Vesting Date”) such that a portion of the award subject to achieving the performance targets does not vest on such Performance Vesting Date (a “Missed Performance Tranche”), but Mr. Weiss remains employed with J.E. Robert Company through a subsequent Performance Vesting Date as of which Performance Vesting Date the performance targets are satisfied, then Mr. Weiss will become vested in the prior Missed Performance Tranche(s) at such time.

The terms of the stock option award are as follows:

•	The exercise price is $177.50, which equals our initial public offering price and was above the closing price of our stock on the date of grant;

•	The options have ten-year terms;

•

Options to purchase 7,500 shares of Common Stock have vested or will vest, subject to continued employment with J.E. Robert Company, in five equal annual installments each representing 1,500 shares, starting on June 30, 2007;

•

Options to purchase 7,500 shares of Common Stock will vest as follows, subject to continued employment with J.E. Robert Company: options representing 1,500 shares vest on June 30, 2009, 1,500 shares vest on June 30, 2010, and 4,500 shares vest on June 30, 2012, only upon achievement of either of the following: (i) if a performance target of total stockholder return of at least 16% per annum is met based on an initial stock price of $154.85 per share, which represents the average closing price of our Common Stock on the NYSE during the months of May and June 2006, or (ii) the Company has a net return on equity of greater than 13% per annum on a cumulative compounded basis since July 1, 2006.

If the performance targets are not met for a Performance Vesting Date such that a portion of the award subject to achieving the performance targets does not vest on such Performance Vesting Date, but Mr. Weiss remains employed with J.E. Robert Company through a subsequent Performance Vesting Date as of which Performance Vesting Date the performance targets are satisfied, then Mr. Weiss will become vested in the prior Missed Performance Tranche(s) at such time.

Options Exercised and Stock Vested

The following table sets forth the number of shares of our Common Stock acquired upon the vesting of stock awards during the year ended December 31, 2008 and the value realized upon vesting. No options were exercised during 2008.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph E. Robert, Jr.	—	$—
J. Michael McGillis	125	$10,600
Mark S. Weiss	1,267	$94,333
Tae-Sik Yoon	250	$21,200
Keith Belcher	167	$14,133

(1)	The amount reported in this column is based on the closing stock price on the day the shares vested, as adjusted for the 1-for-10 reverse stock split effected by us on February 20, 2009.

Director Compensation

We have historically paid an annual director’s fee to each of our directors considered to be independent under the rules of the NYSE of $50,000. All members of our Board of Directors are reimbursed for their costs and expenses incurred in attending all meetings of our Board of Directors. We have historically paid an annual fee of $10,000 to our lead independent director and the chairman of the Audit Committee of our Board of

Directors, and an annual fee of $5,000 to the chairman of each other committee of our Board of Directors. Fees to such independent directors may have been paid by issuance of Common Stock at the discretion of our Board of Directors, based on the fair market value of such Common Stock at the date of issuance, rather than in cash.

On the first business day following our annual stockholders meeting, each independent director has been entitled to an annual cash retainer of $50,000, payable quarterly, and was granted deferred stock units issued under the Incentive Plan having a fair market value of $50,000 as of the date of grant. One-half of the deferred stock units vest as of the date of grant, and the remainder vest on the first anniversary of the date of grant. The shares subject to such deferred stock unit grants are paid to the applicable independent director six months after the director’s separation from service on our Board of Directors. Historically, a new independent director received an initial grant of deferred stock units under the Incentive Plan having a fair market value of $50,000 upon attendance of his or her first Board of Directors meeting, the value pro-rated based on the number of months to be served from the date of the first such meeting to the next annual stockholders meeting, and subject to the same vesting schedule as applicable to annual grants. The number of shares subject to the deferred stock unit awards, whether annual grants or initial grants, is determined by dividing $50,000 (or the pro-rated amount, if applicable) by the closing price of our Common Stock on the date of grant. All deferred stock units granted to our independent directors, vested or unvested, are eligible for dividend equivalents. The compensation that we pay to our independent directors is subject to change at the discretion of our Board of Directors.

The following table sets forth the compensation amounts paid by us during the year ended December 31, 2008 to independent directors who served on our board during 2008. We account for stock-based compensation for our non-employee directors in accordance with FAS 123R. Non-employee directors are deemed to be employees for the purposes of applying FAS 123R, which established accounting requirements using a fair-value based method of accounting for stock-based employee compensation plans. Compensation expense for our independent directors related to grants of stock, stock options and other equity instruments is recognized over the vesting period of such grants and is based on the estimated fair value on the grant date.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Daniel J. Altobello	$87,500	$37,321	$124,821
Frank J. Caufield	$62,500	$37,321	$99,821
James V. Kimsey(2)	$27,500	$8,980	$36,480
Peter D Linneman	$68,750	$37,321	$106,071
W. Russell Ramsey	$62,500	$37,321	$99,821
Dwight L. Bush(3)	$41,250	$26,386	$67,636

(1)	The amounts reported in this column reflects the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in Note 4 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)	Mr. Kimsey was not a nominee for director at the 2008 Annual Meeting.

(3)	Mr. Bush was nominated and elected to the Board of Directors at the 2008 Annual Meeting.

The following table sets forth additional information concerning the equity awards as of December 31, 2008 held by independent directors who served on our board during 2008:

Name	Grant Date Fair Value of Equity Awards Granted in 2008 (per FAS 123R)	Aggregate Stock Awards Outstanding as of December 31, 2008 (#)
Daniel J. Altobello	$50,000	1,357
Frank J. Caufield	$50,000	1,357
James V. Kimsey	$—	800
Peter D Linneman	$50,000	1,357
W. Russell Ramsey	$50,000	1,357
Dwight L. Bush	$50,000	578

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have not entered into any individual employment or severance agreements with any of our executive officers.

The potential payments upon termination or change in control as described herein relate to awards granted and agreements entered into as of December 31, 2008.

On June 30, 2006, we entered into a stock option agreement and a restricted stock agreement with Mr. Weiss. Pursuant to the stock option agreement and the restricted stock agreement, in the event that a change in control (as defined in the Incentive Plan) of the Company occurs during the term of Mr. Weiss’ employment with J.E. Robert Company and, as a result of such change in control, our manager ceases to serve as the manager of the Company or its successor, then (i) the portion of the stock options and restricted stock awards that are subject to vesting over five years subject to continued employment with J.E. Robert Company become immediately and fully vested as of the date of such change in control and (ii) the portion of the stock options and restricted stock awards that are subject to vesting based on the achievement of certain performance targets become immediately and fully vested if the performance targets would have been met if measured as of the date of such change in control.

With respect to other awards made to our Covered Executives, under the Incentive Plan, in the event that a change in control (as defined in the Incentive Plan) of the Company occurs during the executive officer’s term of employment with J.E. Robert Company and, as a result of such change in control, one or more of the following occurs: (i) our manager ceases to serve as the manager of the Company or its successor; (ii) the Company or its successor does not assume, convert or replace the awards; or (iii) the executive officer’s employment with J.E. Robert Company is (x) involuntarily terminated other than for willful misconduct (as defined in the applicable restricted stock agreement) or (y) terminated by the executive for good reason (as defined in the applicable restricted stock agreement), for each of (x) and (y) at any time during the 24-month period following the date of such change in control, then the portion of the restricted stock awards that are subject to vesting over three years subject to continued employment with J.E. Robert Company will become immediately and fully vested as of the date of such event and the portion of the restricted stock awards that are subject to vesting based on the achievement of certain performance targets will become immediately and fully vested if the performance target would have been met if measured on an annualized basis (including for up to the remaining vesting periods) as of the date of such event.

The table below sets forth the value of the outstanding equity awards held by our Covered Executives that would have vested as of December 31, 2008, assuming that a change in control and one of the other acceleration events described above had occurred on that date. Values have been calculated using the closing price of our Common Stock on December 31, 2008, as adjusted for the 1-for-10 reverse stock split effected by us on February 20, 2009.

Covered Executives	Value of Vesting Stock Options ($)	Value of Vesting Restricted Stock Awards ($)
Joseph E. Robert, Jr.	$—	$—
J. Michael McGillis	$—	$233
Mark S. Weiss	$—	$2,914
Tae-Sik Yoon	$—	$465
Keith Belcher	$—	$310

Management Agreement Services

The Management Agreement requires our manager to oversee our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. Our manager operates under the direction of our Board of Directors. Our manager is responsible for (i) our purchase and sale of real estate securities and other real estate-related assets, (ii) management of our real estate, including arranging for acquisitions, sales, financing, leases, maintenance and insurance, (iii) the purchase, sale and servicing of mortgages for us, and (iv) providing us with investment advisory services. Our manager is responsible for our day-to-day operations and performs (or causes to be performed) services and activities relating to our assets and operations as may be appropriate, including, without limitation, the following:

•	serving as our consultant with respect to formulation of investment criteria and preparation of policy guidelines by our Board of Directors;

•	counseling us in connection with policy decisions to be made by our Board of Directors;

•	investigating, analyzing and selecting potential investment opportunities for us;

•

making decisions concerning the evaluation, purchase, negotiation, structuring, monitoring, and disposition of our investments, including the accumulation of assets for securitization; however, the Board of Directors will review all investments where an affiliate or related party is involved. Additionally, from time to time the manager may present certain investments to the Board of Directors for approval either because of the size of the investment, the parties involved or some other term or feature of the investment;

•	evaluating, recommending and approving all decisions regarding any financings, securitizations, hedging activities or borrowings undertaken by us;

•	arranging for the issuance of mortgage backed securities from pools of mortgage loans or mortgage backed securities owned by us;

•	making available to us its knowledge and experience with respect to real estate, real estate related assets and real estate operating companies;

•

engaging and supervising, on our behalf and at our expense, independent contractors that provide real estate brokerage, legal, accounting, transfer agent, registrar and leasing services, master servicing, special servicing, mortgage brokerage, securities brokerage, banking, investment banking and other financial services and such other services as may be required relating to our investments or potential investments;

•	engaging and supervising, on our behalf and at our expense, other service providers to us; and

•

providing certain general management services to us relating to our day-to-day operations and administration (including, e.g., communicating with the holders of our equity and debt securities as required to satisfy the reporting and other requirements of any governing bodies or agencies and to maintain effective relations with these holders, causing us to qualify to do business in all applicable jurisdictions, complying with all regulatory requirements applicable to us in respect of our business activities, including preparing all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, and causing us to comply with all applicable laws).

Our manager has not assumed any responsibility other than to render the services called for under the Management Agreement and is not responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Our manager, its directors and its officers are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement. We have agreed to indemnify our manager and J.E. Robert Company, and their respective directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties, performed in good faith in accordance with and pursuant to the Management Agreement and the related services agreement. Our manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement. Our manager carries errors and omissions and other customary insurance.

J.E. Robert Company, through our manager, provides to us key personnel whose responsibility is to provide management services to us. These persons devote as much of their time to our management as our Board of Directors reasonably deems necessary and appropriate, commensurate with our level of activity.

Pursuant to a services agreement among us, our manager and J.E. Robert Company, J.E. Robert Company has agreed to provide our manager with the personnel, services and resources as needed by our manager to enable it to carry out its obligations and responsibilities under the Management Agreement. Pursuant to the Management Agreement, J.E. Robert Company is not liable to us or our manager for any acts or omissions performed in accordance with and pursuant to the agreement except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard for its duties. Our manager is not significantly capitalized and does not have its own facilities or employees separate from J.E. Robert Company.

Management Agreement Term and Termination Rights

The Management Agreement had an initial term of two years from June 4, 2004, has been automatically renewed since the initial term for one-year terms through June 4, 2009, and will be automatically renewed for one-year terms thereafter unless terminated by either us or our manager. The Management Agreement does not limit the number of renewal terms. Our manager must be provided 180 days prior notice of any termination without cause or non-renewal of the agreement and under those circumstances will be paid a termination fee, within ninety days of termination, equal to four times the sum of our manager’s base management fees and incentive fees for the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, following any termination of the Management Agreement, we must pay our manager all compensation accruing to the date of termination. We also may not assign the Management Agreement in whole or in part to a third party without the written consent of our manager.

In addition, if we decide to terminate the Management Agreement without cause due to fees that our directors have determined to be unfair, our manager may agree to perform its management services at fees our directors determine to be fair, and the Management Agreement will not terminate. Our manager may give us notice that it wishes to renegotiate the fees, in which case we and our manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of our 180 day notice period, the agreement will terminate, and we must pay the termination fees described above.

We may also terminate the Management Agreement with 60 days’ prior notice for cause, which is defined as (i) our manager’s fraud or gross negligence, (ii) our manager’s willful noncompliance with the Management Agreement, (iii) the commencement of any proceeding relating to our manager’s bankruptcy or insolvency or a material breach of any provision of the Management Agreement, uncured for a period of 60 days or (iv) a change in control of our manager. Our manager may at any time assign certain duties under the Management Agreement to any affiliate of our manager provided that our manager shall remain liable to us for the affiliate’s performance.

Management Fees and Incentive Compensation

Base Management Fee. We pay our manager a base management fee monthly in arrears in cash in an amount equal to 1/12 of the sum of (i) 2.0% of the first $400 million of our equity (ii) 1.5% of our equity in excess of $400 million and up to $800 million and (iii) 1.25% of our equity in excess of $800 million. For purposes of calculating the base management fee, our equity equals the month-end value, computed in accordance with generally accepted accounting principles, of our stockholders’ equity, adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income. Our manager uses the proceeds from the base management fee in part to pay compensation to J.E. Robert Company. J.E. Robert Company uses such proceeds in part to compensate officers and employees provided to us by J.E. Robert Company through our manager who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. We have in the past and may continue in the future, however, to award grants pursuant to the Incentive Plan to such officers and employees as well as officers and employees of J.E. Robert Company subject to the discretion and approval of the Board of Directors.

For the year ended December 31, 2008, we incurred $6.7 million of base management fees.

Incentive Compensation. Our manager is entitled to receive quarterly incentive compensation pursuant to the terms of the Management Agreement with us. The purpose of the incentive compensation is to provide an additional incentive for our manager to achieve and exceed targeted levels of Funds From Operations (as defined below) and to increase our stockholder value. Our manager is entitled to receive incentive compensation payable quarterly in arrears in cash in an amount equal to the product of:

(i)	25% of the dollar amount by which

(a)	our Funds From Operations per share of Common Stock for such quarter (before calculation of the incentive fee but after taking into account the base management fee), exceed

(b)	an amount equal to (A) the weighted average prices per share of our Common Stock in all offerings by us multiplied by (B) the greater of (1) 2.25% or (2) 0.875% plus one fourth of the 10-year U.S. treasury rate (as defined in the Management Agreement) for such quarter multiplied by

(ii)	the weighted average number of shares of Common Stock outstanding in such quarter.

“Funds From Operations” means net income (computed in accordance with generally accepted accounting principles (“GAAP”)), (i) excluding gains (or losses) from debt restructuring and sales of property and (ii) excluding unrealized appreciation and/or depreciation, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. For purposes of calculating the incentive fee, Funds From Operations may be adjusted by a unanimous vote of those members of the Board of Directors who are not Affiliates of our manager to exclude special one time events such as changes in GAAP pronouncements or other significant non-cash items.

Effective January 1, 2008, the Company adopted SFAS 159, “The Fair Value Option for Financial Assets and Liabilities — Including an Amendment of SFAS No. 155,” which permits entities to measure at fair value certain financial assets and liabilities (the “Designated Accounts”). The Company’s balance sheet reflects the fair value of the Designated Accounts as of January 1, 2008, and unrealized gains (or losses) on such Designated Accounts are recorded on the Company’s income statement beginning with the quarter ending March 31, 2008. On March 6, 2008, the Company and its manager amended the definition of Funds from Operations in the Management Agreement to exclude unrealized depreciation and/or appreciation so that the Company’s adoption of SFAS 159 does not alter the calculation of the incentive fees paid to the manager.

For the year ended December 31, 2008, we did not incur any incentive fees.

Reimbursement of Expenses. We pay all of our operating expenses. The expenses required to be paid by us include, but are not limited to, transaction costs incident to the acquisition, disposition and financing of our investments, legal, audit and tax service fees and expenses, the compensation and expenses of our directors, the costs associated with our establishment and maintenance of any credit facilities and other indebtedness (including commitment fees, legal fees, closing costs and similar expenses), expenses associated with other securities offerings by us, expenses relating to the payment of dividends, costs incurred by personnel of J.E. Robert Company for travel on our behalf, costs associated with any computer software or hardware that is used primarily for us, all taxes and license fees and all insurance costs incurred by us. In addition, we pay to our manager allocable overhead reimbursements for our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of J.E. Robert Company and its affiliates required for our operations. Expense reimbursements to our manager or J.E. Robert Company are made monthly.

In November 2006, the members of the Board of Directors considered to be independent under the rules of the NYSE approved an amendment to the Management Agreement to provide for 2007 and each calendar year thereafter, subject to approval by the Board of Directors, an allocable overhead reimbursement of $0.5 million multiplied by the sum of (a) one plus (b) the percentage increase in the Consumer Price Index (the “CPI”) for the applicable year over the CPI for the calendar year 2006. During 2008, we incurred $0.6 million of overhead and out of pocket expense reimbursements to our manager.

In addition, under the Management Agreement, our manager may engage J.E. Robert Company or its affiliates to perform certain legal, accounting, due diligence, asset management, securitization, property management, brokerage, loan servicing, leasing and other services that outside professionals or outside consultants otherwise would perform on our behalf. J.E. Robert Company and its affiliates may be reimbursed or paid for the cost of performing such tasks, provided that such costs and reimbursements are no greater than those that would be paid to outside professionals or consultants on an arm’s-length basis. In addition, our manager is reimbursed for any expenses incurred in contracting with third parties.

Under the Management Agreement, our manager is responsible for all costs incident to the performance of its duties under the Management Agreement, including the employment compensation of J.E. Robert Company personnel who perform services for us pursuant to the Management Agreement.

Below is a summary of the fees and other amounts earned by our manager for the years ended December 31, 2008, 2007 and 2006.

	2008	2007	2006
Base Management Fees	$6,724,637	$7,361,799	$7,631,176
Expense Reimbursements (1)	555,383	571,976	559,866
Incentive Compensation	—	825,604	—

Total	$7,280,020	$8,759,379	$8,191,042

(1)	Includes allocable overhead reimbursements of $533,984 in 2008, $514,241 in 2007 and $500,000 in 2006.

Services Agreement with J.E. Robert Company

Because neither we nor our manager have any employees, we and our manager have entered into a services agreement with J.E. Robert Company to provide our manager with the personnel, services and resources necessary for our manager to perform its obligations and responsibilities under the Management Agreement, including acquisition due diligence, asset management and interest rate risk and credit risk management. No employee of J.E. Robert Company will dedicate all of his or her time to us. For the year ended December 31, 2008, we and/or our manager incurred an aggregate of $7.3 million to J.E. Robert Company for services provided under the services agreement.

Special Servicer Fees to J.E. Robert Company

Each CMBS securitization requires that a special servicer be appointed by the purchaser controlling the most subordinated non-investment grade class of securities. As our manager does not have special servicer status, it is required to appoint J.E. Robert Company or another entity that has special servicer status as the special servicer whenever we acquire a controlling interest in the most subordinated non-investment grade class of a CMBS securitization. In addition to the amounts paid by us to our manager as described in the section entitled “Management Fees and Executive Compensation,” J.E. Robert Company earned $4.2 million, $6.7 million and $3.7 million in fees as special servicer during the years ended December 31, 2008, 2007 and 2006, respectively. All fees due to J.E. Robert Company as special servicer are paid either by the applicable securitization vehicles or the borrower and not directly by the Company, and such fees are consistent with traditional, well established market standards and are set as part of the arms-length negotiations to acquire such CMBS bonds from the issuer. However, for transactions in which we own the first loss position in these same CMBS issuances, payment of special servicing fees to J.E. Robert Company may reduce the amounts available to pay us pursuant to the terms of the applicable CMBS trusts.

Collateral Administration Fees to J.E. Robert Company

In connection with the closing of our second collateralized debt obligation (“CDO II”) on October 17, 2006, one of our wholly owned subsidiaries entered into a collateral administration agreement with J.E. Robert Company, pursuant to which J.E. Robert Company agreed to advise a wholly owned subsidiary on certain matters regarding the collateral interests and other eligible investments securing the notes issued in CDO II. J.E. Robert Company receives fees in return for such services. Pursuant to the CDO II indenture, J.E. Robert Company is entitled to receive two fees payable on a monthly basis, with the first fee equal to 1/12 of 0.075% of the Monthly Asset Amount, as defined in the CDO II indenture, and the second fee equal to 1/12 of 0.05% of the Monthly Asset Amount (the “Subordinate Collateral Administration Fee”), each fee payable with different priorities as set forth in the indenture. For the years ended December 31, 2008, 2007 and 2006, we incurred $1.5 million, $1.4 million and $0.3 million, respectively, in collateral administration fees pursuant to the agreement. These fees were approved by the members of our Board of Directors considered to be independent under the rules of the NYSE.

The terms of CDO II include certain over-collateralization and interest coverage tests, which are used primarily to determine whether and to what extent principal and interest paid on the debt securities and other assets that serve as collateral underlying CDO II may be used to pay principal and interest on the notes payable and preferred shares issued by and collateral administration fees with respect to CDO II. Certain over-collateralization coverage tests for CDO II failed with respect to the February 2009 distribution date. As a result, among other things, J.E. Robert Company will not be entitled to receive payment of the Subordinate Collateral Administration Fee until such time, if ever, that the over-collateralization coverage tests for CDO II are complied with.

JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan

We adopted our Nonqualified Stock Option and Incentive Award Plan and Nonqualified Stock Option and Incentive Award Plan (Manager Only), which we refer to together as our “Incentive Plan,” to provide incentives to attract and have available to us the services of qualified directors, officers, employees, advisors, consultants and other personnel. J.E. Robert Company and our manager and their respective directors, officers, employees and affiliates and our officers, directors, employees, consultants and advisors are eligible to receive awards under the Incentive Plan. The Incentive Plan was previously administered by the Compensation Committee of our Board of Directors and will be administered by the Board of Directors following the Annual Meeting. The Incentive Plan has a term of ten years beginning May 30, 2004.

Effective February 17, 2009, the Compensation Committee of our Board of Directors reduced the maximum number of shares that may be issued under the Incentive Plan in conjunction with a 1-for 10 reverse split of our Common Stock. The maximum number of shares of Common Stock that may be issued under the Incentive Plan is the sum of (i) 10,625 shares of Common Stock, which may be issued in the form of restricted stock awards, (ii) 100,000 shares of Common Stock, which may be issued as Outperformance Awards (as defined in the Incentive Plan) and (iii) 0.5% of the number of shares of Common Stock outstanding as of May 30, 2007, and as increased on the first day of each of the first five fiscal years of the Company beginning after May 30, 2007 by the lesser of (a) 0.5% of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (b) 50,000 shares. The total number of shares of Common Stock that may be issued under the Incentive Plan is reduced by the number of shares of Common Stock awarded to our manager under the JER Investors Trust Nonqualified Stock Option and Incentive Award Plan (Manager Only). As of April 30, 2009, there were 31,465 shares of Common Stock authorized for issuance under the Incentive Plan.

The Incentive Plan permits the granting of options that do not qualify as incentive stock options under section 422 of the Internal Revenue Code to purchase shares of our Common Stock. The exercise price of each option will be determined by the Board of Directors and may be less than the fair market value of our Common Stock subject to the option on the date of grant. The Board of Directors will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments, and the exercisability of options may be accelerated by the Board of Directors. Upon exercise of options, the option exercise price must be paid in full either in cash or its equivalent, by certified or bank check, by delivery of a promissory note or other instrument acceptable to the Board of Directors or, if the Board of Directors so permits, by delivery of shares of Common Stock already owned by the optionee or by a broker pursuant to irrevocable instructions to the broker from the optionee. Upon a change in control of the Company, all options granted under the Incentive Plan that are subject to time-based vesting requirements will become immediately and fully exercisable, and those subject to performance-based vesting requirements will become immediately and fully exercisable if the relevant performance metric has been met at the date of the change in control.

The Incentive Plan also allows for awards of restricted stock. A restricted stock award is an award of shares of Common Stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the Board of Directors may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our Board of Directors or a committee of our Board of Directors may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares. Although dividends are paid on all shares of our restricted stock, whether or not vested (except those subject to performance-based vesting requirements that have not yet vested), at the same rate and on the same date as on shares of our Common Stock, holders of restricted stock are prohibited from selling the shares until they vest. Upon a change in control of the Company, all shares of restricted stock granted under the Incentive Plan that are subject to time-based vesting requirements will become immediately and fully vested, and those subject to performance-based vesting requirements will become immediately and fully vested if the relevant performance metric has been met at the date of the change in control.

The Board of Directors may also grant shares of our Common Stock, stock options, stock appreciation rights, restricted stock, performance awards, outperformance awards and other stock or performance-based awards under the Incentive Plan. These awards may be subject to such conditions and restrictions as the Board of Directors may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Each award under the Incentive Plan may not be exercisable more than 10 years after the date of grant.

Our Board of Directors may at any time amend, alter or discontinue the Incentive Plan, but cannot, without a participant’s consent, take any action that would impair the rights of such participant under any award granted under the Incentive Plan. To the extent required by law and applicable regulation, the Board of Directors will obtain approval of the stockholders for any amendment that would:

•	other than through adjustment as provided in the Incentive Plan, increase the total number of shares of our Common Stock reserved for issuance under the Incentive Plan;

•	change the class of eligible participants under the Incentive Plan; or

•	otherwise require such approval.

Incentive Award Grants Since Inception

The figures in the following discussion have been adjusted for the 1-for-10 reverse stock split effected by us on February 20, 2009.

On June 4, 2004, pursuant to our Incentive Plan, we granted 33,500 shares of Common Stock to our manager and 600 shares of Common Stock to three of our directors then considered to be independent under the rules of the NYSE. On June 30, 2004, two additional independent directors joined our Board of Directors, and in July 2004, each was granted 200 shares of restricted stock. In September 2005 and June 2006, we granted each of the directors then considered to be independent under the rules of the NYSE an additional 200 shares of restricted stock pursuant to the automatic annual restricted stock awards provision in our Incentive Plan.

In May 2006, Mark S. Weiss, our president, was awarded 6,000 restricted shares of Common Stock and 15,000 stock options, which are exercisable for shares of our Common Stock, subject to certain vesting conditions. Please see the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives” for more detail on the terms of these awards.

On April 1, 2007, certain key employees of J.E. Robert Company, including certain of our executive officers, were awarded an aggregate of 12,450 restricted shares of Common Stock, subject to vesting over a period of three years. Half of these restricted shares vest over the requisite service period and the remainder vest only if certain performance targets are achieved. In addition, on May 31, 2007, we granted under our Incentive Plan restricted stock awards of 200 shares of our Common Stock to each of our directors then considered to be independent under the rules of the NYSE who was on our Board of Directors at the time of such meeting. There were no incentive award grants of restricted shares of Common Stock to our management during 2008.

The following table shows the restricted shares of Common Stock awarded to our executive officers since inception, including our Covered Executives, as of December 31, 2008.

Officer	Number of Restricted Shares Received
Mark S. Weiss	10,000
Keith Belcher	1,000
Tae-Sik Yoon	1,500
J. Michael McGillis	750
Kenneth Krejca	750

Pursuant to the restricted stock agreements under which these shares of Common Stock were issued, in the event that a change in control (as defined in the Incentive Plan) of the Company occurs during the executive officer’s term of employment with J.E. Robert Company and, as a result of such change in control, one or more of the following occurs: (i) our manager ceases to serve as the manager of the Company or its successor; (ii) the Company or its successor does not assume, convert or replace the awards; or (iii) the executive officer’s employment with J.E. Robert Company is (x) involuntarily terminated other than for willful misconduct (as defined in the restricted stock agreement) or (y) terminated by the executive for good reason (as defined in the restricted stock agreement), for each of (x) and (y) at any time during the 24-month period following the date of such change in control, then the portion of the restricted stock awards that are subject to vesting over three years subject to continued employment with J.E. Robert Company will become immediately and fully vested as of the date of such event and the portion of the restricted stock awards that are subject to vesting based on the achievement of certain performance targets will become immediately and fully vested if the performance target would have been met if measured on an annualized basis (including for up to the remaining vesting periods) as of the date of such event.

Compensation Committee Interlocks and Insider Participation

Messrs. Altobello, Caufield and Bush served as members of our Compensation Committee during 2008.

COMPENSATION COMMITTEE REPORT

The report of our Compensation Committee is provided below.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the Company’s management. Based upon this review and their discussions, the Compensation Committee recommended that the Board of Directors include the “Compensation Discussion and Analysis” in this proxy statement.

THE COMPENSATION COMMITTEE

Dwight L. Bush

Frank J. Caufield

Daniel J. Altobello

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii)	investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 30, 2009 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors and executive officers who served during the year ended December 31, 2008, individually and as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. The percentage of class beneficially owned is based on 4,987,744 shares of our Common Stock outstanding as of April 30, 2009.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
5% Stockholders:
None	—	—

Directors and Officers: (2)
Joseph E. Robert, Jr. (3)	488,337	9.8%
Frank J. Caufield	20,946	*
James V. Kimsey	18,600	*
Mark S. Weiss	17,629	*
W. Russell Ramsey (4)	18,627	*
Keith W. Belcher	3,516	*
Tae-Sik Yoon	3,194	*
Peter D. Linneman	2,995	*
Kenneth D. Krejca	1,258	*
Daniel J. Altobello	2,756	*
J. Michael McGillis	1,091	*
Daniel T. Ward	660	*
Dwight L. Bush	1,113	*

All directors and officers as a group (13 persons)	580,722	11.6%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed beneficially owned for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	The address of all officers and directors listed in this table is c/o J.E. Robert Company, 1650 Tysons Blvd., Suite 1600, McLean, Virginia 22102.

(3)	127,061 shares of Common Stock beneficially owned by Mr. Robert are directly owned by J&L Blend, L.P., of which J&L Blend-I, LLC (“J&LBLLC” ) is the general partner. Robert Family Partnership, L.P. (“RFPLP”) is the manager of J&LBLLC. Mr. Robert is the president of Robert Family Inc., the general partner of RFPLP.

(4)	Mr. Ramsey holds 16,027 shares of Common Stock through RNR, LLC, which is jointly owned by Mr. Ramsey and his wife, Norma Ramsey. The remaining 2,600 shares of Common Stock are owned directly by Mr. Ramsey.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. To our knowledge, based solely on review of the copies of such reports furnished to us with respect to the year ended December 31, 2008, all of our directors, executive officers and greater-than-ten-percent owners were in compliance with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our chairman and chief executive officer and each of our executive officers also serve as officers of our manager and other affiliated companies of J.E. Robert Company. At the time of our formation, when our Management Agreement, Incentive Plan, conflicts policy and other organizational matters were originally approved on our behalf, Mr. Robert, the sole stockholder of J.E. Robert Company, was our sole stockholder and sole director. In addition, Mr. Robert and J.E. Robert Company were the only members of our manager. As a result, these matters were not negotiated at arm’s length and their terms, including fees payable to our manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. J.E. Robert Company and its affiliates manage other real estate investment entities including JER Real Estate Partners III, L.P. and JER Real Estate Qualified Partners III, L.P. (collectively, “JER Fund III”) and JER Real Estate Partners IV, L.P. and JER Real Estate Qualified Partners IV, L.P. (together, “JER Fund IV,” and, collectively with JER Fund III, the “JER Funds”), which may have investment objectives similar to ours.

On December 11, 2007, the Company and JER Fund IV entered into a limited partnership agreement (as amended, the “LPA”) pursuant to which the Company and JER Fund IV agreed to co-manage and invest $10 million each in an aggregate $220 million private equity fund known as JER US Debt Co-Investment Vehicle, L.P. (the “U.S. Debt Fund”), which may have investment objectives similar to ours. On December 4, 2008, we, JER Fund IV and CalPERS entered into an amendment to the LPA extending the US Debt Fund’s commitment period for an additional one year period, from December 11, 2008 to December 11, 2009. In addition, pursuant to the amendment, the U.S. Debt Fund’s general partner is not required by the LPA to allocate new investment opportunities to the U.S. Debt Fund. Finally, the amendment provides that commencing on December 11, 2008 through and including December 11, 2009, the management fee payable by CalPERS to the U.S. Debt Fund’s general partner shall be calculated to (i) include CalPERS’ pro-rata share of the outstanding principal balance on the U.S. Debt Fund’s revolving credit facility with WestLB AG New York Branch and (ii) exclude CalPERS’ pro-rata share of unrestricted cash and cash equivalents held by the U.S. Debt Fund. From December 11, 2008 through December 11, 2009, the U.S. Debt Fund will have paid to the Company and JER Fund IV a base management fee equal to 1.5% on drawn capital (net of capital used for investments which were subsequently disposed, within the meaning of the LPA) and borrowings under the U.S. Debt Fund’s revolving credit facility (excluding any capital or borrowings that are held as unrestricted cash or cash equivalents) and up to 20% of the aggregate profits earned and distributed by the U.S. Debt Fund (after limited partners receive distributions equal to their initial investment and a specified preferred rate of return thereon). After December 11, 2009, the U.S. Debt Fund will pay to the Company and JER Fund IV a base management fee equal to 1.5% on drawn capital (net of capital used for investments which were subsequently disposed) and up to 20% of the aggregate profits earned and distributed by the U.S. Debt Fund (after limited partners receive distributions equal to their initial investment and a specified preferred rate of return thereon). The Company and JER Fund IV divide the management fees and any profits participation on a 50%-50% basis.

We must abide by the terms of the conflicts of interest policy developed by J.E. Robert Company, the managing member of our manager, with respect to conflicts of interest between us and the JER Funds. To the extent that specific investment opportunities are determined by J.E. Robert Company to be suitable for and advantageous to us and JER Fund IV, J.E. Robert Company will allocate the opportunities between us and JER Fund IV wherever reasonably practicable. Where J.E. Robert Company determines that such allocation is not reasonably practicable, it will allocate that investment in a manner that it determines in good faith to be fair and reasonable. The conflicts policy may at times prevent us from acquiring 100% of certain attractive investments. In addition, where J.E. Robert Company determines that it is not reasonably practicable to so allocate an investment, that investment may be allocated solely to JER Fund IV. J.E. Robert Company may apply similar allocation procedures between us and any other investment funds, companies, vehicles or other entities that it controls with which we have overlapping investment objectives to the extent that investment opportunities are not otherwise allocated among us and JER Fund IV. Since December 11, 2008, J.E. Robert Company has had no obligation to pursue any investment opportunities for the U.S. Debt Fund or to allocate any investment opportunities to the U.S. Debt Fund. J.E. Robert Company may alter the conflicts of interest policy at any time without notice to or input from us or our stockholders.

One of our directors, Mr. Altobello, is also a director of Friedman, Billings, Ramsey Group, Inc., the parent company of Friedman, Billings, Ramsey & Co., Inc., which has acted and may in the future act as a financial advisor to us or as an underwriter for other offerings of our securities.

Pursuant to the terms of our Management Agreement, we pay our manager a monthly base management fee and, if earned, a quarterly incentive fee. The Management Agreement also provides that we will reimburse our manager for certain expenses incurred by our manager on our behalf, including a fixed overhead allocation expense.

On September 28, 2006, we invested in two mezzanine loan participation interests where JER Fund III held a controlling equity interest in the borrower. The acquisition of these loan participation interests was approved by the members of our Board of Directors then considered to be independent under the rules of the NYSE, as required by our investment guidelines. As of December 31, 2008, $44.5 million was outstanding on these participation interests.

On June 29, 2007, we invested in two mezzanine loan participation interests totaling $50.0 million where JER Fund III held a controlling equity interest in the borrower. The acquisition of these loan participation interests was approved by the members of our Board of Directors then considered to be independent under the rules of the NYSE, as required by our investment guidelines. As of December 31, 2008, there was $37.9 million outstanding related to these participation interests.

Each CMBS securitization requires that a special servicer be appointed by the purchaser controlling the most subordinated non-investment grade class of securities. As our manager does not have special servicer status, it is required to appoint J.E. Robert Company or another entity that has special servicer status as the special servicer whenever we acquire a controlling interest in the most subordinated non-investment grade class of a CMBS securitization. In addition to the amounts paid by us to our manager as outlined in “Compensation Discussion and Analysis—Management Fees and Executive Compensation,” J.E. Robert Company earned $4.2 million, $6.7 million and $3.7 million in fees as special servicer during the years ended December 31, 2008, 2007 and 2006, respectively. All fees due to J.E. Robert Company as special servicer are paid either by the applicable securitization vehicles or the borrower and not directly by the Company and such fees are consistent with traditional, well-established market standards and are set as part of the arms-length negotiations to acquire such CMBS bonds from the issuer. However, for transactions in which we own the first loss position in these same CMBS issuances, payment of special servicing fees to J.E. Robert Company may reduce the amounts available to pay us pursuant to the terms of the applicable CMBS trusts.

In connection with the closing of our second CDO II on October 17, 2006, one of our wholly owned subsidiaries entered into a collateral administration agreement with J.E. Robert Company, pursuant to which J.E. Robert Company advises one of our wholly owned subsidiaries on certain matters regarding the collateral interests and other eligible investments securing the notes issued in CDO II. J.E. Robert Company receives fees in return for such services. J.E. Robert Company receives two fees payable on a monthly basis, with the first fee equal to 1/12 of 0.075% of the Monthly Asset Amount, as defined in the CDO II indenture, and the second fee equal to 1/12 of 0.05% of the Monthly Asset Amount (which we refer to as the Subordinate Collateral Administration Fee), each fee payable with different priorities as set forth in the indenture. For the years ended December 31, 2008, 2007 and 2006, we incurred $1.5 million, $1.4 million and $0.3 million, respectively, in collateral administration fees pursuant to the agreement. These fees were approved by the members of our Board of Directors then considered to be independent under the rules of the NYSE.

The terms of CDO II include certain over-collateralization and interest coverage tests, which are used primarily to determine whether and to what extent principal and interest paid on the debt securities and other assets that serve as collateral underlying CDO II may be used to pay principal and interest on the notes payable and preferred shares issued by and collateral administration fees with respect to CDO II. Certain over-collateralization coverage tests for CDO II failed in February 2009. As a result, among other things, J.E. Robert Company will not be entitled to receive a portion of the collateral administration fee payable to it under CDO II until such time, if ever, that the over-collateralization coverage tests for CDO II are complied with.

We have not entered into any other transactions in which any other director or officer or stockholder of ours or our manager had any material interest.

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, the Board of Directors has adopted a written policy, the Policy and Procedures With Respect to Related Person Transactions, which we refer to as our Related Persons Policy, which provides for the review and approval (or, if completed, ratification) by the Audit Committee (or, in certain circumstances, the chairman of the Audit Committee) of all transactions involving the Company in which a related party is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. All Related Persons are required to report to our legal department, which is required to submit to our Audit Committee, any such related party transaction prior to its completion.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person”, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person’s relationship to us and his or her interest in the transaction, (ii) the proposed aggregate value of the transaction, or, in the case of indebtedness, the amount of principal that would be involved, (iii) the benefits to us, (iv) the availability of comparable products or services that would avoid the need for a related person transaction and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors, following the recommendation of the Nominating/Corporate Governance Committee, has recommended that Messrs. Robert, Altobello and Linneman be elected to serve on the Board of Directors, each until the annual meeting of stockholders for 2010 and until their respective successors are duly elected and qualify. For certain information regarding each nominee, see “Board of Directors” above.

Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, either nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s charter and By-laws.

Election of the director nominees named in this proposal requires the affirmative vote of a plurality of all the votes cast on the matter at the Annual Meeting, if a quorum is present. However, it is the policy of the Company that if a current member of the Board of Directors who is standing for re-election does not receive a majority of all the votes cast on the matter, the applicable individual will be required to submit his or her resignation from the Board of Directors for consideration by the Board of Directors. Shares represented by executed proxies that do not specify a vote as to any one or more of the proposals will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted on this proposal and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE.

PROPOSAL NO. 2:

APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

Ernst & Young LLP, independent registered public accountants, has served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2008. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009.

Principal Accountant Fees and Services

During the years ended December 31, 2008, 2007 and 2006 we engaged Ernst & Young LLP to provide us with audit, audit-related and tax services. Services provided during these years included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, assistance with management’s evaluation of internal accounting controls under Sarbanes-Oxley, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized debt obligations. Fees for 2008 reflect estimated fees for completion of services related to 2008, and fees for 2007 and 2006 reflect actual amounts paid for services related to 2007 and 2006, respectively. Fees for 2008, 2007 and 2006 were as follows:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2008	$1,045,500	$—	$81,000	$—	$1,126,500
2007	$1,110,550	$—	$81,000	$—	$1,191,550
2006	$997,880	$—	$75,000	$—	$1,072,880

Audit Fees. Audit fees are fees billed for the audit of the consolidated financial statements, consultation on audit related matters, Sarbanes-Oxley compliance costs and review of SEC filings. This category also includes review of, and consents for, filings with the SEC related to registration statements (including our initial public offering) and the issuance of comfort letters.

Audit-Related Fees. Audit-related fees principally included attest services not required by statute or regulation.

Tax Fees. Tax fees related to tax planning and compliance and tax return preparation.

There were no Other Fees incurred for the years ended December 31, 2008, 2007 and 2006.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee approved all Audit and Audit-Related Fees and Tax Fees incurred by the Company for the years ended December 31, 2008, 2007 and 2006.

This policy is subject to certain guidelines and pre-approved services that, in the judgment of management and the auditor, would not violate the auditor’s independence. At the end of each quarter, or at any time cumulative fees not previously reported to the Audit Committee exceed $500,000, management creates a schedule of the services performed which the Audit Committee then reviews and approves.

ANNUAL MEETING OF STOCKHOLDERS OF

JER INVESTORS TRUST INC.

May 28, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 28, 2009:

The Company’s proxy statement on Schedule 14A, form of proxy card and 2008 annual report on Form 10-K are available at: http://www.jer.com under the heading “Investor Resources” and subheading “SEC Filings.”

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330000000000000000 9 052809

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of directors to serve on the Board of Directors of the Company.

NOMINEES:

FOR ALL NOMINEES O Joseph E. Robert, Jr. O Daniel J. Altobello

WITHHOLD AUTHORITY O Peter D. Linneman FOR ALL NOMINEES

FOR (See ALL instructions EXCEPT below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

FOR AGAINST ABSTAIN

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal No. 1 and “FOR” Proposal No. 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of the Company’s Annual Report to Stockholders for fiscal year ended December 31, 2008 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature of Stockholder Date Signature of Stockholder Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

JER INVESTORS TRUST INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2009

The undersigned holder of common stock, $0.01 par value per share, of JER Investors Trust Inc., a Maryland corporation (the “Company”), hereby appoints Daniel T. Ward and Mark S. Weiss, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on May 28, 2009 at 11:00 a.m. Eastern Daylight Time, at Courtyard by Marriott-Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102, and any postponements or adjournments thereof, and to vote all shares of voting securities of the Company which the undersigned would be entitled to vote if personally present thereat, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal No. 1 and “FOR” Proposal No. 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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